Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

Orangeburg National Bank                          United States of America

Sumter National Bank                              United States of America

Florence National Bank                            United States of America

Bank of Ridgeway                                  South Carolina

Community Resource Mortgage, Inc.                 South Carolina

SCB Capital Trust I                               Delaware